Exhibit 10.7

                       CONFIDENTIALITY/NON-DISCLOSURE AND
                           NON-SOLICITATION AGREEMENT
                                (Robert P. Hucks)

         This Agreement is entered into as of this 21st day of December (the "Effective Date") between CNB Corporation and Conway National Bank (collectively the "Bank") and Robert P. Hucks ("Hucks").

         1. In consideration of the following the promises and agreements described in the following subparagraphs, the receipt and sufficiency of which
Hucks acknowledges, the parties agree to the terms set forth in this Confidentiality/Non-Disclosure and Non-Solicitation Agreement ("Confidentiality Agreement" or the "Agreement").

                  a. The consideration for this Confidentiality Agreement includes the promises, covenants and cash payments by the Bank to Hucks, as described in detail in the Settlement Agreement entered by and between the Bank and Hucks, among others, of even date, the terms of which are hereby incorporated by reference (the "Settlement Agreement");

                  b. Each party waives any and all rights to enforce any non-solicitation, non-disclosure, or confidentiality covenants previously executed by the parties including but not limited to (i) Paragraph 9.2 of the Dusenbury and Hucks Employment Agreements; (ii) any Executive Supplemental Income Agreement executed by CNB and/or the Bank with Hucks, Dusenbury or Smith (collectively, the "ESI Agreements"); and (iii) Paragraph 7.2 of the Phantom Stock Agreement entered into between Dusenbury and the Bank dated December 1, 1999, (the "Dusenbury Phantom Stock Agreement"), and the Phantom Stock Agreement entered into between Hucks and the Bank dated December 1, 1999,(the "Hucks Phantom Stock Agreement").

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         2. Non-disclosure of Information.

                  a. The success of CNB Corporation and Conway National Bank in the banking industry depends upon the relationship which each has developed with its customers, sources of referral and business connections. The Bank is able to compete effectively in the banking industry because it has developed and maintains a body of confidential and proprietary information. Hucks acknowledges that in and as a result of his employment by the Bank, he obtained access to and used confidential information of a special and unique nature and value.

                  b. CNB Corporation and the Bank acknowledge that Hucks possesses experience and knowledge which he has developed as a result of many years working in the banking industry, and that Hucks is entitled to utilize his experience and knowledge in earning a living in the banking profession, including working for a bank that competes with Conway National Bank.

                  c. Hucks further acknowledges that in the course of his employment, he has become privy to certain "trade secrets" as defined by the South Carolina Trade Secrets Act, S.C. Code Ann. ss. 39-8-10, et seq., that are treated as confidential by CNB and the Conway National Bank (a "Trade Secret").

                  d.  Hucks  further  acknowledges  that  in the  course  of his employment, he has become privy to certain "confidential information," "proprietary information" and "private information" that would qualify for protection under federal or state law and that are treated as confidential by CNB and the Conway National Bank (together with Trade Secrets being referred to as "Confidential Information").



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

                  e.  As  a   material   inducement   to  the  Bank  to  provide
consideration described above, Hucks covenants and agrees that, for a period ending December 31, 2008, he shall maintain and not disclose all Confidential Information and Trade Secrets which was maintained and treated as confidential by the Bank. In the discharge of this obligation for the aforesaid term, Hucks shall not disclose any such Confidential Information or Trade Secret described above to anyone not employed by the Bank.

                  f. In addition, and without limitation, upon any remedy provided herein, Hucks agrees that the Confidential Information is considered "trade secrets" under the South Carolina Trade Secrets Act, and that the Company is entitled to avail itself of any and all remedies provided for by that Act for any misappropriation, or any threatened misappropriation, of such information.

                  g.   Hucks   acknowledges   that   he  is   subject   to   the
confidentiality   requirements  regarding  non-public  customer  data  which  he obtained during his employment under applicable state or federal law or regulations applicable to the Bank, such as the Bank's Privacy Policy in effect as of the Effective Date, and that nothing in this Confidentiality Agreement abrogates, diminishes or enlarges those obligations.

         3. Covenants Against Solicitation. In further consideration of the promises and commitments of the Bank as described above, Hucks agrees that, for a period of two years from the Effective Date of this Confidentiality Agreement, he will not:



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                  a.  personally  solicit or  recruit  persons  employed  on the
Effective Date by Conway National Bank, for employment with any other banking institution doing business in Horry or Georgetown Counties:

                  b. provide names of persons employed on the Effective Date by Conway National Bank to any employee or agent of any other banking institution doing business in Horry or Georgetown Counties, with which he may be affiliated or to any recruiters, "headhunters," or other third-parties, for the purpose of soliciting or recruiting such person(s) for employment with any other banking institution doing business in Horry or Georgetown Counties;

                  c. Personally participate in discussions or communications with any person employed on the Effective Date by Conway National Bank, concerning employment with any other banking institution doing business in Horry or Georgetown Counties with which he may be affiliated.

                  d. The following are examples of activities that shall not be considered violations of this provision:

                           (1)  Communicating  with employees of Conway National
Bank about matters other than
employment with any bank or banking headhunter.

                           (2)  Communicating  with a  person  not  employed  by
Conway National Bank as of the
Effective Date of this Agreement concerning employment with any bank.

                  e. The mere employment of a former Conway National Bank employee by a banking institution that also employs Hucks does not constitute a violation of this provision.



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         4. Reasonableness of Restrictions.

                  a. Hucks has carefully read and considered the provisions of Paragraphs 2 and 3, and, having done so, agrees that the restrictions set forth in those Paragraphs, including, but not limited to the time period of restriction are fair and reasonable and are reasonably required for protection of the legitimate interests of the Bank, their officers, directors, shareholders, and other employees. Further, Hucks acknowledges and agrees that the restrictions imposed by this Agreement will not preclude or unduly restrict him from other gainful employment. Hucks recognizes that the restrictions have been carefully tailored so as to protect the Bank's interests in Horry and Georgetown Counties, the area where it does substantially all of its business, and are not broader than required.

                  b. In the event that any provision of Paragraphs 2 or 3 shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable provision(s) had not been included therein.

                  c. In the event that any provision of Paragraphs 2 or 3 relating to the time period and/or related aspects is found by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, then it is the express desire and intent of the parties that such provision not be rendered invalid thereby, but rather that the duration, scope, or nature of the restriction be deemed reduced or modified to the extent necessary to render such provision reasonable, valid and enforceable. The time period and/or related aspects deemed reasonable and enforceable by the court shall then become, and thereafter be, the maximum restriction in such regard, and the provision, as reformed, shall remain valid and enforceable. The


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

parties acknowledge that this subparagraph is contractual in nature and expressly grant a court of competent jurisdiction the authority to effectuate this contractual provision.

         5. Enforcement. Hucks expressly understands and agrees that in the event Hucks is determined by a court of competent jurisdiction to have violated any of the terms of this Agreement, the Bank shall be entitled to:

                  a. Monetary damages resulting from such violation;

                  b. Immediate injunctive relief enjoining Hucks from engaging in any further conduct in violation of this Agreement;

                  c. Reasonable attorneys fees and costs necessitated by Hucks' breach of this Agreement; and

                  d. Any other appropriate legal or equitable relief, including specifically any relief available to the Bank under S.C. Code ss.39-8-10, et seq.

                  If a court of competent jurisdiction determines that Hucks has not violated his duties hereunder, Hucks shall be entitled to an award of attorneys fees and costs.

         6. Choice of Law and Venue. This Agreement shall be governed in all respects by the laws of the State of South Carolina, and Hucks hereby expressly consents to the jurisdiction of any state of federal court located in Charleston County, South Carolina for the resolution of all disputes arising under this Confidentiality Agreement, including disputes about the meaning and enforceability of any of the terms and conditions of this Confidentiality Agreement.



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         7.  Merger  Clause.  This  document,  incorporating  the  terms  of the
Settlement Agreement entered this day by the parties, represents the final agreement of the parties and no other document nor any negotiation or prior draft of this agreement shall have any force or effect.

         8. This Agreement shall be binding upon, and shall inure to the benefit of, the Bank and Hucks, and their respective heirs, personal and legal representatives, successors, assigns, officers, directors, shareholders or employees.

         Hucks acknowledges that he/she has read the terms of this Agreement and understands the duties and obligations which it imposes upon him/her. Hucks accepts the terms of this Agreement and further agrees to conduct himself/herself in accordance with the terms of this Agreement at all times.

    (Remainder of Page Intentionally left Blank. Signature pages to Follow.)


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         IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Settlement Agreement as of the 28th day of December 2006.

                              [SIGNATURES OMITTED]



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